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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders,
Infotopia, Inc.
218 Tearall
Raynham, Massachusetts 02767

     We consent to the incorporation by reference in the prospectus of this Registration Statement on Form SB-2 of our report dated October 3, 2000 appearing in the Current Report on Form 8-K/A filed on July 11, 2000 of Infotopia, Inc. and as amended and filed on October 5, 2000 for the nine month period ended March 31, 2000 and for the year ended June 30,1999.

                                    /s/ Merdinger Fruchter Rose & Corso, P.C.


                                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    Certified Public Accountants

October 5, 2000